Exhibit 99.2

BUNGE LIMITED

PRELIMINARY FINANCIAL RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2009

The following information is preliminary and, as a result, during the course of Bunge Limited’s preparation of its final consolidated financial statements and the related notes as of and for the year ended December 31, 2009 and the completion of its year end closing procedures and analyses, Bunge Limited may identify items that would require it to make adjustments to the preliminary financial results presented herein.  Additionally, Deloitte & Touche LLP (“D&T”), Bunge Limited’s independent registered public accounting firm, has not completed its audit of Bunge Limited’s consolidated financial statements for the year ended December 31, 2009.

The preliminary financial results presented herein have been prepared on a basis consistent with Bunge Limited’s historical consolidated financial statements.  These preliminary financial results are not necessarily indicative of the results to be expected for any future period.  These preliminary financial results should be read in conjunction with Bunge Limited’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2008 filed on Bunge Limited’s Current Report on Form 8-K filed on June 4, 2009 and Bunge Limited’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarterly period ended September 30, 2009 in Bunge’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

The preliminary financial results presented below were previously issued by Bunge Limited on February 4, 2010.

BUNGE LIMITED

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data and percentages)

(Unaudited)

	Quarter Ended December 31,		Percent	Year Ended December 31,		Percent
	2009	2008	Change	2009	2008	Change

Net sales	$10,436	$10,943	(5)%	$41,926	$52,574	(20)%
Cost of goods sold	(10,122)	(10,434)	3%	(40,722)	(48,538)	16%

Gross profit	314	509	(38)%	1,204	4,036	(70)%
Selling, general and administrative expenses	(390)	(369)	(6)%	(1,342)	(1,613)	17%
Interest income	26	55	(53)%	122	214	(43)%
Interest expense (Note 1)	(71)	(76)	7%	(283)	(361)	22%
Foreign exchange gain (loss)	(1)	(543)		469	(749)
Other income (expense)—net	(13)	23		(25)	10

(Loss) income from operations before income tax	(135)	(401)	66%	145	1,537	(91)%
Income tax benefit (expense)	58	214		110	(245)

(Loss) income from operations after income tax	(77)	(187)	59%	255	1,292	(80)%
Equity in earnings of affiliates	69	7	886%	80	34	135%

Net (loss) income	(8)	(180)	96%	335	1,326	(75)%
Net loss (income) attributable to noncontrolling interest	19	(30)		26	(262)

Net income (loss) attributable to Bunge	11	(210)	n/m	361	1,064	(66)%
Convertible preference share dividends	(39)	(20)		(78)	(78)
Net (loss) income available to Bunge common shareholders	$(28)	$(230)	88%	$283	$986	(71)%

(Loss) Earnings per common share—diluted (Note 2):
(Loss) Earnings to Bunge common shareholders	$(0.21)	$(1.89)	89%	$2.22	$7.73	(71)%

Weighted-average common shares outstanding–diluted (Note 2)	134,084,639	121,627,504		127,669,822	137,591,266

Note 1:          Includes interest expense on readily marketable inventories of $22 million and $19 million for the quarter ended December 31, 2009 and 2008, respectively, and $84 million and $112 million for the year ended December 31, 2009 and 2008, respectively.

Note 2:          Weighted-average common shares outstanding-diluted for the quarter and year ended December 31, 2009 excludes the dilutive effect of approximately 14.6 million weighted average common shares that would be issuable upon conversion of Bunge’s convertible preference shares because the effect of the conversion would not have been dilutive.  Weighted-average common shares outstanding-diluted for the quarter ended December 31, 2009 also excludes the dilutive effect of approximately 2 million outstanding stock options and contingently issuable restricted stock units because the effect of the conversion would not have been dilutive.  Weighted-average common shares outstanding-diluted for the quarter and twelve months ended December 31, 2008 includes the dilutive effect of approximately 14.6 million weighted average common shares that would be issuable upon conversion of Bunge’s convertible preference shares because the effect of the conversion would have been dilutive.

BUNGE LIMITED

CONSOLIDATED SEGMENT INFORMATION

(In millions, except volumes and percentages)

(Unaudited)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

	Quarter Ended December 31,		Percent	Year Ended December 31,		Percent
	2009	2008	Change	2009	2008	Change
Volumes (in thousands of metric tons):
Agribusiness	27,924	31,160	(10)%	119,647	117,661	2%
Fertilizer	3,333	2,386	40%	11,634	11,134	4%
Edible oil products	1,447	1,455	(1)%	5,688	5,736	(1)%
Milling products	998	960	4%	4,332	3,932	10%
Total	33,702	35,961	(6)%	141,301	138,463	2%

Net sales:
Agribusiness	$7,441	$7,794	(5)%	$30,511	$36,688	(17)%
Fertilizer	974	985	(1)%	3,704	5,860	(37)%
Edible oil products	1,650	1,805	(9)%	6,184	8,216	(25)%
Milling products	371	359	3%	1,527	1,810	(16)%
Total	$10,436	$10,943	(5)%	$41,926	$52,574	(20)%

Gross profit:
Agribusiness	$308	$286	8%	$1,379	$2,029	(32)%
Fertilizer	(172)	135	n/m	(739)	1,449	n/m
Edible oil products	138	50	176%	412	356	16%
Milling products	40	38	5%	152	202	(25)%
Total	$314	$509	(38)%	$1,204	$4,036	(70)%

Selling, general and administrative expenses:
Agribusiness	$(241)	$(217)	(11)%	$(758)	$(858)	12%
Fertilizer	(41)	(41)	—%	(192)	(284)	32%
Edible oil products	(85)	(90)	6%	(296)	(368)	20%
Milling products	(23)	(21)	(10)%	(96)	(103)	7%
Total	$(390)	$(369)	(6)%	$(1,342)	$(1,613)	17%

Foreign exchange gain (loss):
Agribusiness	$(8)	$(165)		$218	$(198)
Fertilizer	10	(361)		256	(530)
Edible oil products	(3)	(18)		(4)	(22)
Milling products	—	1		(1)	1
Total	$(1)	$(543)		$469	$(749)

Equity in earnings of affiliates:
Agribusiness	$10	$(3)	n/m	$3	$6	(50)%
Fertilizer	(14)	1	n/m	(13)	7	n/m
Edible oil products	72	8	800%	86	17	406%
Milling products	1	1	—%	4	4	—%
Total	$69	$7	886%	$80	$34	135%

Noncontrolling interest:
Agribusiness	$(8)	$(1)		$(20)	$(24)
Fertilizer	51	(29)		87	(323)

	Quarter Ended December 31,		Percent	Year Ended December 31,		Percent
	2009	2008	Change	2009	2008	Change
Edible oil products	(4)	(1)		(10)	(8)
Milling products	—	—		—	—
Total	$39	$(31)		$57	$(355)

Other income/(expense):
Agribusiness	$(1)	$14		$(2)	$(6)
Fertilizer	(8)	6		(15)	2
Edible oil products	(4)	4		(7)	14
Milling products	—	(1)		(1)	—
Total	$(13)	$23		$(25)	$10

Segment earnings before interest and tax:
Agribusiness	$60	$(86)	n/m	$820	$949	(14)%
Fertilizer	(174)	(289)	40%	(616)	321	n/m
Edible oil products	114	(47)	n/m	181	(11)	n/m
Milling products	18	18	—%	58	104	(44)%
Total (Note 1)	$18	$(404)	n/m	$443	$1,363	(67)%

Reconciliation of total segment earnings before interest and tax:
Total segment earnings before interest and tax	$18	$(404)		$443	$1,363
Interest income	26	55		122	214
Interest expense	(71)	(76)		(283)	(361)
Income tax benefit (expense)	58	214		110	(245)
Noncontrolling interest share of interest and tax	(20)	1		(31)	93
Net income (loss) attributable to Bunge	$11	$(210)		$361	$1,064

Depreciation, depletion and amortization:
Agribusiness	$(53)	$(42)	(26)%	$(194)	$(186)	(4)%
Fertilizer	(43)	(31)	(39)%	(149)	(161)	7%
Edible oil products	(21)	(18)	(17)%	(73)	(74)	1%
Milling products	(7)	(4)	(75)%	(27)	(18)	(50)%
Total	$(124)	$(95)	(31)%	$(443)	$(439)	(1)%

Note 1:  Total segment EBIT is consolidated net income (loss) attributable to Bunge excluding interest income and expense and income tax attributable to each segment.

Total segment EBIT is a non-GAAP financial measure and is not intended to replace net income (loss) attributable to Bunge, the most directly comparable GAAP financial measure.  Total segment EBIT is an operating performance measure used by Bunge’s management to evaluate its segments’ operating activities.  Bunge’s management believes EBIT is a useful measure of its segments’ operating profitability, since the measure reflects equity in earnings of affiliates and minority interest and excludes income tax.  Income tax is excluded as management believes income tax is not material to the operating performance of its segments.  In addition, interest income and expense have become less meaningful to the segments’ operating activities.  In addition, EBIT is a financial measure that is widely used by analysts and investors in Bunge’s industries.  Total segment EBIT is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to net income (loss) attributable to Bunge or any other measure of consolidated operating results under U.S. GAAP. Below is a reconciliation of total segment EBIT to net income (loss) attributable to Bunge:

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2009	2008	2009	2008
Total segment EBIT	$18	$(404)	$443	$1,363
Interest income	26	55	122	214
Interest expense	(71)	(76)	(283)	(361)
Income tax benefit (expense)	58	214	110	(245)
Noncontrolling interest share of interest and tax	(20)	1	(31)	93
Net income (loss) attributable to Bunge	$11	$(210)	$361	$1,064

BUNGE LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$553	$1,004
Trade accounts receivable	2,363	2,350
Inventories (1)	4,862	5,653
Deferred income taxes	506	268
Other current assets (2)	3,499	3,901
Total current assets	11,783	13,176

Property, plant and equipment, net	5,347	3,969
Goodwill	407	325
Other intangible assets, net	190	107
Investments in affiliates	622	761
Deferred income taxes	979	864
Other non-current assets	1,958	1,028
Total assets	$21,286	$20,230

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$166	$473
Current portion of long-term debt	31	78
Trade accounts payable	3,275	4,158
Deferred income taxes	100	104
Other current liabilities	2,635	3,261
Total current liabilities	6,207	8,074

Long-term debt	3,618	3,032
Deferred income taxes	183	132
Other non-current liabilities	913	864

Total Bunge shareholders’ equity	9,494	7,436
Noncontrolling interest	871	692
Total equity	10,365	8,128
Total liabilities and shareholders’ equity	$21,286	$20,230

Note 1:          Includes readily marketable inventories of $3,380 million and $2,741 million at December 31, 2009 and December 31, 2008, respectively.

Note 2:          Includes marketable securities of $15 million and $14 million at December 31, 2009 and December 31, 2008, respectively.

BUNGE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Year Ended December 31,
	2009	2008
OPERATING ACTIVITIES
Net income	$335	$1,326
Adjustments to reconcile net income to cash (used for) provided by operating activities:
Foreign exchange (gain) loss on debt	(606)	472
Impairment of assets	31	18
Bad debt expense	55	69
Depreciation, depletion and amortization	443	439
Stock-based compensation expense	17	66
Gain on sale of assets	(4)	(14)
Recoverable taxes provision	61	(9)
Deferred income taxes	(204)	(251)
Equity in earnings of affiliates	(80)	(34)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Trade accounts receivable	242	(338)
Inventories	1,636	(905)
Prepaid commodity purchase contracts	86	300
Secured advances to suppliers	221	(143)
Trade accounts payable	(1,427)	1,161
Advances on sales	(8)	(106)
Recoverable taxes	(471)	(428)
Unrealized net gain/loss on derivative contracts	(175)	184
Margin deposits	(229)	8
Accrued liabilities	(56)	207
Other—net	(235)	521
Cash (used for) provided by operating activities	(368)	2,543
INVESTING ACTIVITIES
Payments made for capital expenditures	(918)	(896)
Acquisitions of businesses (net of cash acquired)	(136)	(131)
Investments in affiliates	(8)	(71)
Related party (loans) repayments	(22)	47
Proceeds from disposal of property, plant and equipment	36	39
Proceeds from (payments for) investments	96	(94)
Cash used for investing activities	(952)	(1,106)
FINANCING ACTIVITIES
Net repayments in short-term debt with maturities of 90 days or less	(342)	(687)
Proceeds from short-term debt with maturities greater than 90 days	1,140	1,887
Repayments of short-term debt with maturities greater than 90 days	(1,164)	(1,206)
Proceeds from long-term debt	2,899	1,967
Repayment of long-term debt	(2,367)	(2,819)
Proceeds from sale of common shares	763	7
Dividends paid to preference shareholders	(78)	(81)
Dividends paid to common shareholders	(103)	(87)
Dividends paid to noncontrolling interest	(17)	(154)
Capital contributions from noncontrolling interest	87	27
Return of capital to noncontrolling interest	(44)	—
Cash provided by (used for) financing activities	774	(1,146)
Effect of exchange rate changes on cash and cash equivalents	95	(268)
Net (decrease) increase in cash and cash equivalents	(451)	23
Cash and cash equivalents, beginning of period	1,004	981
Cash and cash equivalents, end of period	$553	$1,004